Exhibit 99

Marriott Drive Washington, D.C. 20058 (301) 380-7770

Marriott International, Inc. Corporate Headquarters

NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS OUTSTANDING SECOND QUARTER 2005 RESULTS

•	Worldwide, systemwide revenue per available room (REVPAR) increased 11.1 percent (10.4 percent using constant dollars) over second quarter 2004, driven by an 8.9 percent increase in average daily rate and a 1.5 percentage point increase in occupancy to over 75 percent;

•	Incentive management fees grew 44 percent to $52 million, driven by a 170 basis point increase in worldwide property level house profit margins; total fees rose 18 percent to $253 million;

•	The company opened nearly 6,000 rooms in the second quarter and increased its pipeline of hotels under construction, awaiting conversion, or approved for development to 60,000 rooms. 25,000 to 30,000 rooms are expected to open in 2005;

•	During the quarter, 7.2 million shares were repurchased for $457 million;

•	Notes receivable repayments and asset sales, including timeshare notes, yielded proceeds of nearly $700 million during the quarter;

•	The company expects North American systemwide REVPAR to increase 8 percent to 10 percent for the full year 2005 and expects earnings per share to total $2.68 to $2.78 (including $0.26 for charges associated with the CTF transaction, $0.10 for costs related to the bedding incentive program and $0.49 to $0.51 of income from synthetic fuel operations).

WASHINGTON, D.C. – July 14, 2005 – Marriott International, Inc. (NYSE:MAR) today reported diluted earnings per share (EPS) of $0.59 in the second quarter of 2005 and net income of $138 million. Results included $94 million of pre-tax charges ($0.26 per share after-tax) primarily due to the non-cash write-off of management agreements in connection with the CTF transaction, $29 million of pre-tax costs ($0.08 per share after-tax) related to the company’s new bedding incentive program, and $44 million of net income ($0.19 per share) from the synthetic fuel operations. EPS excluding the synthetic fuel operations, CTF transaction and bedding

Exhibit 99

incentive program was $0.75 in the 2005 second quarter, up 39 percent from comparable EPS in the 2004 second quarter.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “The economy continues to be strong and so does our business. In the second quarter, surging U.S. travel demand drove occupancy and room rates higher in most markets, from New York and Seattle to New Orleans and San Francisco. Marriott’s occupancy and room rates improved due to accelerating corporate demand, growing group meeting attendance and increasing global travel.

“Outside the U.S., international tourist and business travel demand also increased, driving Marriott’s international managed REVPAR to historic highs. We continue to expand to meet that international demand with nearly 60 hotels in over 30 countries outside North America in our development pipeline. Globally, our pipeline of properties under construction, awaiting conversion or approved for development increased during the quarter to approximately 370 hotels and 60,000 rooms.

“While we are generating strong results today, we are setting the stage for an even better Marriott experience tomorrow. We and our owners and franchisees continue to invest in product – our new bedding package, our internet and technology offerings, and new room and public space designs. In 2005, we are rolling out new luxurious bedding for 628,000 beds at approximately 2,400 hotels, and renovating 331 company-operated hotels worldwide.

“With robust industry demand, our increasing share of expected low industry supply growth and the strength of our brand preference, we expect continued pricing power and strong financial results for the remainder of 2005 and beyond,” said Mr. Marriott.

In the second fiscal quarter (12 week period from March 26, 2005 to June 17, 2005), REVPAR for the company’s 2,250 comparable worldwide systemwide properties increased by 11.1 percent (10.4 percent using constant dollars). Company-operated comparable North American REVPAR increased by 10 percent in the second quarter of 2005; occupancy was up 1 percentage point to 76.2 percent. Robust demand for the company’s brands in North America resulted in an 8.5

Exhibit 99

percent increase in average daily rate. When calculated for the calendar quarter (April 1 – June 30), North American company-operated REVPAR increased 11.5 percent. REVPAR at the comparable company-operated North American full-service hotels (including Marriott Hotels & Resorts, JW Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) increased by 10.3 percent during the quarter (12 percent for the calendar quarter), driven by an 8.2 percent increase in average daily rate and a 1.4 percentage point occupancy gain to 75.9 percent. North American company-operated REVPAR for comparable select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) increased 9.2 percent (10.2 percent for the calendar quarter), driven by an 8.8 percent increase in average daily rate and a slight increase in occupancy to 76.6 percent.

International systemwide REVPAR increased 17.3 percent (13.4 percent using constant dollars), including a 13.6 percent increase in rate and a 2.4 percentage point increase in occupancy. The company experienced continued strength in Asia and the Middle East in the second quarter, with REVPAR in China up 23 percent and REVPAR in Egypt up 17 percent. Demand for the company’s resorts in Mexico drove REVPAR up 14 percent in that market while REVPAR at the company’s Caribbean hotels increased 16 percent.

The company added 34 hotels (5,932 rooms) to the worldwide lodging portfolio during the second quarter, including Marriott hotels in Okinawa and Beijing, the Renaissance Paris Vendome hotel and the Ritz-Carlton hotel in Jakarta. Five properties (670 rooms), all first generation Fairfield Inns, exited the system and one hotel (276 rooms) was closed for renovation. At quarter end, the company’s lodging group encompassed 2,676 hotels and timeshare resorts (489,430 rooms).

MARRIOTT REVENUES totaled $2.7 billion in the second quarter of 2005, an 11 percent increase from 2004. Base management and franchise fees increased 13 percent to $201 million reflecting growth in units and REVPAR. Franchise fee growth was negatively impacted by the sale of the Ramada International franchise business in 2004, and the conversion of 46 hotels in the United Kingdom in the second quarter of 2005 from franchise to management agreements, which resulted in a shift from franchise to base management fees. With a nearly 10 percent increase in room rates at company-operated properties worldwide (using actual exchange rates),

Exhibit 99

company-operated hotels generated house profit margins of 37.9 percent, a 170 basis point improvement over the prior year quarter. House profit margins for North American company-operated properties increased 120 basis points to 37.7 percent and house profit per available room increased nearly 12 percent. Property level EBITDA margins for North American company-operated properties, which include deductions for insurance and property taxes, but excludes management fees, increased 150 basis points.

Driven by the strong property level profits, incentive management fees rose 44 percent to $52 million. In the 2005 second quarter, including the 120 hotels in the Courtyard joint venture, 42 percent of the company’s managed properties paid incentive fees, compared to 28 percent in the year ago quarter.

Property level room revenue booked through Marriott.com totaled $613 million during the second quarter, an increase of 43 percent over the prior year. Marriott.com represented 12 percent of total property level room reservations during the quarter.

Revenue from timeshare interval sales and services increased 19 percent during the second quarter of 2005, largely due to higher financially reportable development revenue. Timeshare contract sales, including sales made by joint venture projects declined 1 percent, primarily due to limited available inventory at the Ritz-Carlton fractional resorts in St. Thomas and Bachelor Gulch, Colorado. Those resorts experienced exceptional demand in 2004. Contract sales for the Marriott Vacation Club resorts rose 11 percent.

LODGING OPERATING INCOME benefited from higher fees and strong timeshare profits but showed a decline of 48 percent in the second quarter to $77 million, largely as a result of a $94 million charge associated with the CTF transaction, primarily related to the non-cash write-off of management agreements, which were replaced by new long-term management agreements, $29 million of incentives paid to owners and franchisees to accelerate the roll-out of the new bedding program, $6 million in expense related to guarantees at two hotels, and a $12 million payment made to retain a management agreement, offset in part by the receipt of a $10 million fee for the termination of a hotel management agreement.

Exhibit 99

SYNTHETIC FUEL. Net income generated from the synthetic fuel joint ventures totaled $44 million in the second quarter. The ventures contributed earnings per share of $0.19 compared to $0.13 in the prior year quarter. Following initiation of an IRS challenge to the placed-in-service date of three of the four synthetic fuel plants, the company amended the agreement with the joint venture partner, and Marriott received a larger allocation of the tax credits generated by the joint venture in the second quarter of 2005 compared to the 2004 second quarter. After the close of the second quarter the IRS ruled that the synthetic fuel plants met the placed-in-service requirement under section 29 of the Internal Revenue Code. Subsequently, the company entered into an amended agreement with the joint venture partner and the allocation of tax credits returned to approximately 50 percent effective June 1, 2005. The company’s tax benefit for the quarter was $20 million, including the $68 million tax benefit from the synthetic fuel operations.

GAINS AND OTHER INCOME (excluding synthetic fuel) in the second quarter included the $29 million gain on the sale of timeshare mortgage notes, $22 million of gains resulting from the sale or refinancing of real estate loans and $4 million of other gains. In the second quarter of 2004, gains from the timeshare note sale totaled $27 million and other gains totaled $12 million.

INTEREST EXPENSE declined $3 million to $21 million. The company retired its $275 million Series D senior notes in April 2005 and issued $350 million in new Series F senior notes in June 2005.

INTEREST INCOME was down $14 million to $25 million in the second quarter of 2005 due to lower notes receivable balances. Since the 2004 second quarter, the company’s loan associated with the Ramada Two Flags joint venture was repaid, the company sold two real estate notes and as a result of refinancing, several notes were paid off, including the notes receivable associated with the Courtyard joint venture.

In the second quarter, the company received nearly $700 million in proceeds from notes receivable repayments and asset sales, including timeshare notes.

Adjusted earnings before interest expense, taxes, depreciation and amortization (Adjusted EBITDA) rose 20 percent to $334 million in the second quarter. Total debt at the end of the second quarter of 2005 was $1,432 million and the cash balance totaled $471 million, compared

Exhibit 99

to $1,325 million of debt and $770 million of cash at the end of 2004. As a result of cash flows generated from strong operations and capital recycling, the company was able to repurchase $785 million of stock in the first half of 2005 and make substantial investments in its lodging business, while increasing debt, net of cash, only $400 million.

The company repurchased 7.2 million shares of common stock in the second quarter of 2005 at a cost of $457 million and has repurchased a total of 13.6 million shares year-to-date through July 13, 2005, at a cost of $872 million. The current remaining share repurchase authorization totals approximately 5 million shares.

OUTLOOK

Given the strong results year to date, the company continues to estimate 2005 systemwide North American REVPAR growth of 8 percent to 10 percent, primarily driven by rate. The company plans to open 25,000 to 30,000 new rooms. Under these assumptions, fees should grow to $1,020 million to $1,030 million in 2005, an increase of 17 to 18 percent over 2004.

Timeshare interval sales and services revenues, net of direct expenses, should increase approximately 25 to 28 percent for the year, to $261 million to $267 million. The company plans to complete another timeshare mortgage note sale transaction in the fourth quarter.

As part of the new bedding program that will add new luxurious bedding to 628,000 beds at approximately 2,400 hotels across eight brands worldwide, Marriott offered owners and franchisees an incentive to ensure that guests can enjoy the comfort and luxury of the new bedding by year-end 2005. In the second quarter, Marriott incurred a $29 million charge for bedding incentives and expects to incur additional costs of approximately $5 million in the third quarter.

The company expects general, administrative and other expenses to decrease from $607 million in 2004 to a range of $593 million to $599 million in 2005, excluding roughly $35 million for the bedding incentive program and the $94 million charge associated with the CTF transaction.

Exhibit 99

Given the above items, the company estimates that lodging operating income will total $710 million to $720 million in 2005 (including roughly $35 million of costs for the bedding incentives and the $94 million charge associated with the CTF transaction), an increase of 23 to 25 percent, or 46 to 48 percent without the impact of the bedding incentives and CTF charges.

The company’s EPS guidance for 2005 includes roughly $0.49 to $0.51 of after tax earnings per share from the synthetic fuel business.

The company expects the notes receivable balance to continue to decline and anticipates reinvesting the cash in attractive investment opportunities, including share repurchases. With the reduction in the notes receivable balance, the company anticipates net interest (interest expense, interest income and provision for loan losses) will decline to an expense of roughly $45 million to $50 million in 2005 from income of $55 million in 2004.

In total, the company estimates full year 2005 EPS to range from $2.68 to $2.78 (including $0.10 of after-tax earnings per share impact for costs associated with the company’s new bedding incentives, $0.49 to $0.51 of after-tax earnings per share benefit from the synthetic fuel business, and $0.26 of after-tax earnings per share impact from the charge associated with the CTF transaction).

In the third quarter 2005, the company anticipates North American systemwide REVPAR growth of 7 percent to 9 percent, with an approximately 1.5 to 2.0 percentage point improvement in house profit margins.

Under the above assumptions, the company currently estimates the following results for the third quarter and full year 2005:

Exhibit 99

	Third Quarter	Fiscal Year 2005
Total fee revenue	$215 million to $220 million	$1,020 million to $1,030 million
Timeshare interval sales and services, net of direct expenses	$62 million to $66 million	$261 million to $267 million
General, administrative & other expense	$137 million to $141 million	$720 million to $730 million
Lodging operating income	$170 million to $175 million	$710 million to $720 million
Gains (excluding synthetic fuel)	$15 million to $20 million	$106 million to $113 million
Net interest expense	$15 million to $20 million	$45 million to $50 million
Earnings per share from synthetic fuel	Approximately $0.12	$0.49 to $0.51
Earnings per share	$0.61 to $0.65	$2.68 to $2.78

The company expects investment spending in 2005 to total approximately $1.4 billion including $50 million for maintenance capital spending, $800 million for capital expenditures, property acquisitions and timeshare inventory (including $426 million for the acquisition of 17 CTF Holding hotels), $150 million in new mezzanine financing and mortgage loans for hotels developed by owners and franchisees and approximately $350 million to $400 million in equity and other investments (including $170 million investment in the joint venture with Whitbread).

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 14, 2005 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent Investor News” tab and click on the quarterly conference call link. A replay will be available on the Internet until August 14, 2005.

The telephone dial-in number for the conference call is 719-457-2727. A telephone replay of the conference call will also be available by telephone from 1 p.m. ET, Thursday, July 14, 2005 until Thursday, July 21, 2005 at 8 p.m. ET. To access the recording, call 719-457-0820. The reservation number for the recording is 1682462.

Exhibit 99

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; our anticipated results from synthetic fuel operations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the pace and extent of the current recovery in both the economy and the lodging industry; supply and demand changes for hotel rooms, vacation ownership intervals, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and the uncertain effect on our production plans of the potential reduction or elimination of projected future tax credits for synthetic fuel if average crude oil prices in 2005 and beyond exceed certain statutory thresholds; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 2,600 lodging properties in the United States and 65 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, Renaissance, Bulgari, The Ritz-Carlton, Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites, and Fairfield Inn brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business. The company is headquartered in Washington, D.C. It is ranked as the lodging industry’s most admired company and one of the best places to work for by Fortune® magazine. In fiscal year 2004, Marriott International reported sales from continuing operations of $10 billion, and the company had approximately 133,000 employees at year-end 2004. For more information or reservations, please visit our web site at www.marriott.com.

Tables follow

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	12 Weeks Ended June 17, 2005			12 Weeks Ended June 18, 2004
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$123	$—	$123	$106	$—	$106	16
Franchise fees	78	—	78	72	—	72	8
Incentive management fees	52	—	52	36	—	36	44
Owned, leased, corporate housing and other [1]	180	—	180	182	—	182	(1)
Timeshare interval sales and services [2]	335	—	335	281	—	281	19
Cost reimbursements [3]	1,795	—	1,795	1,614	—	1,614	11
Synthetic fuel	—	98	98	—	111	111	(12)

Total Revenues	2,563	98	2,661	2,291	111	2,402	11

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	138	—	138	157	—	157	12
Timeshare - direct	269	—	269	245	—	245	(10)
Reimbursed costs	1,795	—	1,795	1,614	—	1,614	(11)
General, administrative and other [5]	284	—	284	127	—	127	(124)
Synthetic fuel	—	134	134	—	141	141	5

Total Expenses	2,486	134	2,620	2,143	141	2,284	(15)

OPERATING INCOME (LOSS)	$77	$(36)	41	$148	$(30)	118	(65)

Gains and other income [6]			63			48	31
Interest expense			(21)			(24)	13
Interest income			25			39	(36)
Provision for loan losses			—			(3)	100
Equity in earnings - Other [7]			6			1	500

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST			114			179	(36)
Benefit/(Provision) for income taxes			20			(33)	161

INCOME BEFORE MINORITY INTEREST			134			146	(8)
Minority interest - Synthetic fuel			4			14	(71)

NET INCOME			$138			$160	(14)

EARNINGS PER SHARE - Basic			$0.63			$0.71	(11)

EARNINGS PER SHARE - Diluted			$0.59			$0.67	(12)

Basic Shares			220.5			226.9
Diluted Shares			234.5			240.3

[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2] –	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, note sale gains, and joint venture earnings (losses).
[3] –	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4] –	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5] –	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs and general expenses.
[6] –	Gains and other income includes gains on the sale of real estate. In addition, gains and other income also include the earn-out payments we made to the previous owner of the synthetic fuel operations and earn-out payments we received from our synthetic fuel joint venture partner.
[7] –	Equity in earnings – Other includes our equity in earnings of unconsolidated joint ventures.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	24 Weeks Ended June 17, 2005			24 Weeks Ended June 18, 2004			Percent Better/ (Worse)
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total
REVENUES
Base management fees	$234	$—	$234	$205	$—	$205	14
Franchise fees	148	—	148	133	—	133	11
Incentive management fees	102	—	102	69	—	69	48
Owned, leased, corporate housing and other [1]	347	—	347	338	—	338	3
Timeshare interval sales and services [2]	681	—	681	599	—	599	14
Cost reimbursements [3]	3,477	—	3,477	3,199	—	3,199	9
Synthetic fuel	—	206	206	—	111	111	86

Total Revenues	4,989	206	5,195	4,543	111	4,654	12

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	283	—	283	289	—	289	2
Timeshare - direct	541	—	541	497	—	497	(9)
Reimbursed costs	3,477	—	3,477	3,199	—	3,199	(9)
General, administrative and other [5]	408	—	408	259	—	259	(58)
Synthetic fuel	—	287	287	—	141	141	(104)

Total Expenses	4,709	287	4,996	4,244	141	4,385	(14)

OPERATING INCOME (LOSS)	$280	$(81)	199	$299	$(30)	269	(26)

Gains and other income [6]			58			52	12
Interest expense			(45)			(46)	2
Interest income			52			65	(20)
Provision for loan losses			(11)			—	*
Equity in earnings/(losses) - Synthetic fuel [7]			—			(28)	100
- Other [8]			1			(1)	200

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST			254			311	(18)
Benefit/(Provision) for income taxes			15			(51)	129

INCOME BEFORE MINORITY INTEREST			269			260	3
Minority interest - Synthetic fuel			14			14	—

NET INCOME			$283			$274	3

EARNINGS PER SHARE – Basic			$1.27			$1.20	6

EARNINGS PER SHARE – Diluted			$1.19			$1.14	4

Basic Shares			223.0			228.2
Diluted Shares			237.8			241.5

*	Percent can not be calculated.
[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2] –	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, note sale gains, and joint venture earnings (losses).
[3] –	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4] –	Owned, leased and corporate housing – direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5] –	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs and general expenses.
[6] –	Gains and other income includes gains on the sale of real estate. In addition, gains and other income for the first half of 2005 also include the earn-out payments we made to the previous owner of the synthetic fuel operations and earn-out payments we received from our synthetic fuel joint venture partner.
[7] –	Equity in earnings/(losses) – Synthetic fuel includes our share of the equity in earnings of the synthetic fuel joint ventures and the net earn-out payments made to our synthetic fuel joint venture partner from January 3, 2004 through March 25, 2004. Beginning March 26, 2004, the synthetic fuel operations were consolidated as a result of adopting FIN 46(R), “Consolidation of Variable Interest Entities.”
[8] –	Equity in earnings/(losses) – Other includes our equity in earnings (losses) of unconsolidated joint ventures.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Twelve Weeks Ended		Percent Better/ (Worse)
	June 17, 2005	June 18, 2004
REVENUES

Full-Service	$1,751	$1,548	13%
Select-Service	293	264	11%
Extended-Stay	136	129	5%
Timeshare	383	350	9%

Total Lodging [1]	2,563	2,291	12%
Synthetic Fuel	98	111	-12%

Total	$2,661	$2,402	11%

NET INCOME

Full-Service	$30	$113	-73%
Select-Service	48	39	23%
Extended-Stay	13	18	-28%
Timeshare	80	51	57%

Total Lodging financial results [1]	171	221	-23%
Synthetic Fuel (after-tax)	44	31	42%
Unallocated corporate expenses	(33)	(33)	—
Interest income, provision for loan losses and interest expense	4	12	-67%
Income taxes (excluding Synthetic Fuel)	(48)	(71)	32%

Total	$138	$160	-14%

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Twenty-Four Weeks Ended		Percent Better/ (Worse)
	June 17, 2005	June 18, 2004
REVENUES

Full-Service	$3,380	$3,053	11%
Select-Service	565	511	11%
Extended-Stay	262	244	7%
Timeshare	782	735	6%

Total Lodging [1]	4,989	4,543	10%
Synthetic Fuel	206	111	86%

Total	$5,195	$4,654	12%

NET INCOME

Full-Service	$146	$213	-31%
Select-Service	81	62	31%
Extended-Stay	29	28	4%
Timeshare	143	101	42%

Total Lodging financial results [1]	399	404	-1%
Synthetic Fuel (after-tax)	62	42	48%
Unallocated corporate expenses	(59)	(63)	6%
Interest income, provision for loan losses and interest expense	(4)	19	-121%
Income taxes (excluding Synthetic Fuel)	(115)	(128)	10%

Total	$283	$274	3%

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products 1

	Number of Properties		Number of Rooms/Suites
Brand	June 17, 2005	Change vs. June 18, 2004	June 17, 2005	Change vs. June 18, 2004
Full-Service Lodging
Marriott Hotels & Resorts	499	17	181,184	4,203
The Ritz-Carlton	58	1	18,931	287
Renaissance Hotels & Resorts	136	6	48,129	1,302
Bulgari Hotel & Resort	1	—	58	—
Ramada International	4	(202)	724	(27,139)
Select-Service Lodging
Courtyard	668	30	96,239	4,795
Fairfield Inn	515	(15)	47,397	(2,794)
SpringHill Suites	134	18	15,557	2,072
Extended-Stay Lodging
Residence Inn	475	21	56,458	2,439
TownePlace Suites	118	6	11,935	473
Marriott Executive Apartments	16	2	2,809	338
Timeshare [2]
Marriott Vacation Club International	44	1	9,160	786
Horizons by Marriott Vacation Club International	2	—	328	72
The Ritz-Carlton Club	4	—	273	21
Marriott Grand Residence Club	2	—	248	—

Total	2,676	(115)	489,430	(13,145)

[1]	Total Lodging Products excludes the 1,817 corporate housing rental units.
[2]	Includes products in active sales which are not ready for occupancy.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties 1

	Twelve Weeks Ended June 17, 2005 and June 18, 2004
	REVPAR		Occupancy			Average Daily Rate
Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Marriott Hotels and Resorts	$119.90	9.8%	76.5%	1.3	% pts.	$156.77	7.9%
The Ritz-Carlton [2]	$229.89	11.3%	74.5%	0.4	% pts.	$308.59	10.7%
Renaissance Hotels and Resorts	$110.14	11.7%	74.2%	2.7	% pts.	$148.38	7.6%
Composite - Full-Service	$129.06	10.3%	75.9%	1.4	% pts.	$169.98	8.2%
Residence Inn	$88.56	7.6%	81.7%	0.4	% pts.	$108.45	7.1%
Courtyard	$79.14	9.4%	74.1%	-0.1	% pts.	$106.85	9.5%
TownePlace Suites	$54.41	7.6%	77.8%	-0.3	% pts.	$69.93	8.1%
SpringHill Suites	$74.38	17.3%	77.9%	4.8	% pts	$95.54	10.1%
Composite - Select-Service & Extended-Stay	$79.76	9.2%	76.6%	0.3	% pts.	$104.09	8.8%
Composite - All	$109.88	10.0%	76.2%	1.0	% pts.	$144.20	8.5%

North American Comparable Systemwide Properties 1

	Twelve Weeks Ended June 17, 2005 and June 18, 2004
	REVPAR		Occupancy			Average Daily Rate
Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Marriott Hotels and Resorts	$107.36	9.4%	73.9%	1.4	% pts.	$145.34	7.3%
The Ritz-Carlton [2]	$229.89	11.3%	74.5%	0.4	% pts.	$308.59	10.7%
Renaissance Hotels and Resorts	$102.42	12.0%	73.4%	2.9	% pts.	$139.54	7.6%
Composite - Full-Service	$114.68	10.0%	73.8%	1.6	% pts.	$155.31	7.7%
Residence Inn	$85.05	7.6%	81.1%	0.5	% pts.	$104.89	7.0%
Courtyard	$79.97	9.2%	75.4%	0.7	% pts.	$106.09	8.1%
Fairfield Inn	$53.72	11.8%	72.3%	2.1	% pts.	$74.26	8.6%
TownePlace Suites	$56.08	10.4%	78.0%	-0.1	% pts.	$71.89	10.5%
SpringHill Suites	$70.00	14.6%	76.7%	3.6	% pts.	$91.31	9.2%
Composite - Select-Service & Extended-Stay	$73.54	9.5%	76.4%	1.1	% pts.	$96.19	7.9%
Composite - All	$91.12	9.8%	75.3%	1.3	% pts.	$120.96	7.9%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for March through May.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties 1

	Twenty Four Weeks Ended June 17, 2005 and June 18, 2004
	REVPAR		Occupancy			Average Daily Rate
Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Marriott Hotels and Resorts	$114.22	8.0%	73.1%	0.7	% pts.	$156.20	7.0%
The Ritz-Carlton [2]	$221.86	12.4%	71.7%	0.4	% pts.	$309.36	11.8%
Renaissance Hotels and Resorts	$105.80	11.1%	71.8%	2.9	% pts.	$147.37	6.6%
Composite - Full-Service	$121.62	9.0%	72.8%	1.0	% pts.	$167.07	7.5%
Residence Inn	$84.76	8.7%	79.2%	1.5	% pts.	$107.08	6.6%
Courtyard	$75.82	9.1%	71.1%	-0.5	% pts.	$106.70	9.8%
TownePlace Suites	$51.31	7.1%	74.1%	-0.3	% pts.	$69.24	7.6%
SpringHill Suites	$70.43	19.8%	74.3%	5.9	% pts.	$94.81	10.3%
Composite - Select-Service & Extended-Stay	$76.32	9.5%	73.7%	0.5	% pts.	$103.57	8.7%
Composite - All	$103.80	9.1%	73.1%	0.8	% pts.	$141.91	7.9%

North American Comparable Systemwide Properties 1

	Twenty Four Weeks Ended June 17, 2005 and June 18, 2004
	REVPAR		Occupancy			Average Daily Rate
Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Marriott Hotels and Resorts	$103.15	7.9%	71.0%	0.9	% pts.	$145.19	6.5%
The Ritz-Carlton [2]	$221.86	12.4%	71.7%	0.4	% pts.	$309.36	11.8%
Renaissance Hotels and Resorts	$98.38	11.3%	70.6%	2.7	% pts.	$139.29	7.0%
Composite - Full-Service	$108.93	8.8%	71.0%	1.2	% pts.	$153.39	7.0%
Residence Inn	$81.75	8.3%	78.5%	1.2	% pts.	$104.11	6.6%
Courtyard	$75.78	8.9%	72.0%	0.5	% pts.	$105.27	8.1%
Fairfield Inn	$49.93	11.4%	68.1%	1.9	% pts.	$73.36	8.3%
TownePlace Suites	$53.27	11.0%	74.5%	0.7	% pts.	$71.48	10.0%
SpringHill Suites	$66.77	14.9%	73.4%	3.7	% pts.	$90.99	9.1%
Composite - Select-Service & Extended-Stay	$69.81	9.5%	73.1%	1.2	% pts.	$95.52	7.7%
Composite - All	$86.39	9.2%	72.2%	1.2	% pts.	$119.63	7.3%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for January through May.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

International Comparable Company-Operated Properties 1,2

	Three Months Ended May 31, 2005 and May 31, 2004
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Caribbean & Latin America	$115.98	14.9%	74.5%	2.6	% pts.	$155.67	10.9%
Continental Europe	$101.18	0.2%	70.2%	-1.1	% pts.	$144.10	1.7%
United Kingdom	$145.21	5.6%	76.6%	-0.5	% pts.	$189.64	6.4%
Middle East & Africa	$84.37	32.3%	80.2%	7.5	% pts.	$105.17	19.9%
Asia Pacific[3]	$90.14	17.7%	76.7%	1.9	% pts.	$117.59	14.8%

The Ritz-Carlton International	$164.08	22.6%	75.6%	6.1	% pts.	$217.09	12.8%

Total International[4]	$106.78	12.2%	74.9%	1.8	% pts.	$142.50	9.5%

Worldwide[5]	$109.07	10.5%	75.9%	1.2	% pts.	$143.76	8.8%

International Comparable Systemwide Properties 1,2

	Three Months Ended May 31, 2005 and May 31, 2004
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Caribbean & Latin America	$112.67	17.4%	74.0%	3.0	% pts.	$152.18	12.6%
Continental Europe	$97.99	3.4%	68.1%	0.6	% pts.	$143.96	2.6%
United Kingdom	$126.11	3.8%	73.6%	-2.0	% pts.	$171.43	6.6%
Middle East & Africa	$81.06	31.3%	77.8%	7.5	% pts.	$104.25	18.6%
Asia Pacific[3]	$92.52	18.1%	77.5%	2.5	% pts.	$119.35	14.3%

The Ritz-Carlton International	$164.08	22.6%	75.6%	6.1	% pts.	$217.09	12.8%

Total International[4]	$104.53	13.4%	74.2%	2.4	% pts.	$140.95	9.8%

Worldwide[5]	$93.41	10.4%	75.1%	1.5	% pts.	$124.33	8.3%

[1]	International financial results are reported on a period basis, while International statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars and include results for March through May. Excludes North America (except for Worldwide).
[3]	Excludes Hawaii.
[4]	Includes Hawaii.
[5]	Worldwide includes international statistics for March through May and North American statistics for the twelve weeks ending June 17, 2005 and June 18, 2004.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

International Comparable Company-Operated Properties 1,2

	Five Months Ended May 31, 2005 and May 31, 2004
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Caribbean & Latin America	$122.04	16.2%	75.7%	4.2	% pts.	$161.19	9.7%
Continental Europe	$93.80	2.5%	65.8%	0.2	% pts.	$142.55	2.2%
United Kingdom	$138.77	4.8%	74.0%	-0.9	% pts.	$187.49	6.2%
Middle East & Africa	$84.03	30.9%	78.4%	7.8	% pts.	$107.24	17.9%
Asia Pacific[3]	$84.51	17.3%	74.7%	2.1	% pts.	$113.12	14.0%

The Ritz-Carlton International	$160.26	25.8%	74.0%	7.6	% pts.	$216.42	12.9%

Total International[4]	$103.13	13.2%	72.9%	2.5	% pts.	$141.50	9.3%

Worldwide[5]	$103.65	10.0%	73.1%	1.2	% pts.	$141.82	8.2%

International Comparable Systemwide Properties 1,2

	Five Months Ended May 31, 2005 and May 31, 2004
	REVPAR		Occupancy			Average Daily Rate
Region/Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Caribbean & Latin America	$113.74	15.1%	73.2%	3.0	% pts.	$155.45	10.4%
Continental Europe	$90.26	4.8%	63.7%	1.0	% pts.	$141.70	3.2%
United Kingdom	$117.04	1.8%	68.9%	-3.0	% pts.	$169.81	6.3%
Middle East & Africa	$80.69	30.0%	76.0%	7.6	% pts.	$106.15	16.9%
Asia Pacific[3]	$87.05	16.7%	75.4%	2.6	% pts.	$115.47	12.8%

The Ritz-Carlton International	$160.26	25.8%	74.0%	7.6	% pts.	$216.42	12.9%

Total International[4]	$99.83	13.1%	71.6%	2.5	% pts.	$139.45	9.2%

Worldwide[5]	$88.35	9.8%	72.1%	1.4	% pts.	$122.51	7.7%

[1]	International financial results are reported on a period basis, while International statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars and include results for January through May. Excludes North America (except for Worldwide).
[3]	Excludes Hawaii.
[4]	Includes Hawaii.
[5]	Worldwide includes international statistics for January through May and North American statistics for the twenty-four weeks ending June 17, 2005 and June 18, 2004.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

($ in millions)

We consider lodging operating income to be a meaningful indicator of our performance because it measures our growth in profitability as a lodging company and enables investors to compare the operating income related to our lodging segments to the operating income of other lodging companies. However, lodging operating income is a non-GAAP financial measure and is not an alternative to operating income or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of operating income to lodging operating income is as follows:

	Fiscal Year 2005
	First Quarter	Second Quarter	Total
Operating income as reported	$158	$41	$199
Add back: Synthetic fuel operating loss	45	36	81

Lodging operating income	$203	$77	$280

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income as reported	$151	$118	$99	$109	$477
Add back: Synthetic fuel operating loss	—	30	31	37	98

Lodging operating income	$151	$148	$130	$146	$575

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider net income and earnings per share, both excluding the impact of the synthetic fuel operations, the charge associated with the agreements we entered into with CTF Holdings Ltd (“the CTF transaction”) and the bedding incentive program costs, to be meaningful performance indicators because they allow for additional comparisons relative to our on-going lodging operations before material charges. The $94 million charge recorded in connection with the CTF transaction is primarily non-cash and due to the write-off of deferred contract acquisition costs associated with the termination of management agreements. In addition, we incurred a material charge of $29 million associated with our new bedding incentive program. Management believes the above items should be excluded from net income and earnings per share in order to be able to compare the past and current results. The exclusion of the synthetic fuel operations allows investors to compare the results of our operations to that of other lodging companies.

However, net income and earnings per share, both excluding our synthetic fuel operations, the charge associated with the CTF transaction and the material bedding charge are non-GAAP financial measures, and are not alternatives to net income, earnings per share or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of net income and earnings per share, both excluding the impact of the synthetic fuel operations, the charge associated with the CTF transaction and the bedding program incentive costs is as follows:

	Twelve Weeks ending June 17, 2005
	Net Income	Synthetic Fuel Impact	Excluding Synthetic Fuel	CTF Acquisition Charge	Bedding Incentive Program Charge	Excluding Synthetic Fuel, CTF Acquisition and Bedding Charges
Operating income (loss)	$41	$(36)	$77	$(94)	$(29)	$200
Gains and other income	63	8	55	—	—	55
Interest income, (provision for loan losses) and (interest expense)	4	—	4	—	—	4
Equity in earnings	6	—	6	—	—	6

Pre-tax income (loss)	114	(28)	142	(94)	(29)	265

Tax (Provision)/Benefit	(39)	9	(48)	32	10	(90)
Tax Credits	59	59	—	—	—	—

Total Tax Benefit/(Provision)	20	68	(48)	32	10	(90)

Income before Minority Interest	134	40	94	(62)	(19)	175

Minority Interest—Synthetic fuel	4	4	—	—	—	—

Net Income	$138	$44	$94	$(62)	$(19)	$175

Diluted Shares	234.5	234.5	234.5	234.5	234.5	234.5

Earnings per Share—Diluted[1]	$0.59	$0.19	$0.40	$(0.26)	$(0.08)	$0.75

Tax Rate	-17.5%		33.8%			34.0%

[1]	The sum of earnings per share as reported plus the individual earnings per share impacts associated with Synthetic Fuel, CTF, and Bedding differs from earnings per share excluding Synthetic Fuel, CTF and Bedding by $.01 due to rounding.

	Twelve Weeks ending June 18, 2004
	Net Income	Synthetic Fuel Impact	Excluding Synthetic Fuel	CTF Acquisition Charge	Bedding Incentive Program Charge	Excluding Synthetic Fuel, CTF Acquisition and Bedding Charges
Operating income (loss)	$118	$(30)	$148	$—	$—	$148
Gains and other income	48	9	39	—	—	39
Interest income, (provision for loan losses) and (interest expense)	12	—	12	—	—	12
Equity in earnings	1	—	1	—	—	1

Pre-tax income (loss)	179	(21)	200	—	—	200

Tax (Provision)/Benefit	(68)	3	(71)	—	—	(71)
Tax Credits	35	35	—	—	—	—

Total Tax Benefit/(Provision)	(33)	38	(71)	—	—	(71)

Income before Minority Interest	146	17	129	—	—	129

Minority Interest—Synthetic fuel	14	14	—	—	—	—

Net Income	$160	$31	$129	$—	$—	$129

Diluted Shares	240.3	240.3	240.3	240.3	240.3	240.3

Earnings per Share—Diluted	$0.67	$0.13	$0.54	$0.00	$0.00	$0.54

Tax Rate	18.4%		35.4%			35.4%

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider net income and earnings per share, both excluding the impact of the synthetic fuel operations, the charge associated with the agreements we entered into with CTF Holdings Ltd (“the CTF transaction”) and the bedding incentive program costs, to be meaningful performance indicators because they allow for additional comparisons relative to our on-going lodging operations before material charges. The $94 million charge recorded in connection with the CTF transaction is primarily non-cash and due to the write-off of deferred contract acquisition costs associated with the termination of management agreements. In addition, we incurred a material charge of $29 million associated with our new bedding incentive program. Management believes the above items should be excluded from net income and earnings per share in order to be able to compare the past and current results. The exclusion of the synthetic fuel operations allows investors to compare the results of our operations to that of other lodging companies.

However, net income and earnings per share, both excluding our synthetic fuel operations, the charge associated with the CTF transaction and the material bedding charge are non-GAAP financial measures, and are not alternatives to net income, earnings per share or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of net income and earnings per share, both excluding the impact of the synthetic fuel operations, the charge associated with the CTF transaction and the bedding program incentive costs is as follows:

	Twenty four weeks ending June 17, 2005
	Net Income	Synthetic Fuel Impact	Excluding Synthetic Fuel	CTF Acquisition Charge	Bedding Incentive Program Charge	Excluding Synthetic Fuel, CTF Acquisition and Bedding Charges
Operating income (loss)	$199	$(81)	$280	$(94)	$(29)	$403
Gains and other income (expense)	58	(1)	59			59
Interest income, (provision for loan losses) and (interest expense)	(4)	—	(4)			(4)
Equity in earnings/(losses)	1	—	1			1

Pre-tax income (loss)	254	(82)	336	(94)	(29)	459

Tax (Provision)/Benefit	(91)	24	(115)	32	10	(157)
Tax Credits	106	106	—	—	—	—

Total Tax Benefit/(Provision)	15	130	(115)	32	10	(157)

Income before Minority Interest	269	48	221	(62)	(19)	302

Minority Interest—Synthetic Fuel	14	14	—	—	—	—

Net Income	$283	$62	$221	$(62)	$(19)	$302

Diluted Shares	237.8	237.8	237.8	237.8	237.8	237.8

Earnings per Share—Diluted	$1.19	$0.26	$0.93	$(0.26)	$(0.08)	$1.27

Tax Rate	-5.9%		34.2%			34.2%

	Twenty four weeks ending June 18, 2004
	Net Income	Synthetic Fuel Impact	Excluding Synthetic Fuel	CTF Acquisition Charge	Bedding Incentive Program Charge	Excluding Synthetic Fuel, CTF Acquisition and Bedding Charges
Operating income (loss)	$269	$(30)	$299	$—	$—	$299
Gains and other income (expense)	52	9	43	—	—	43
Interest income, (provision for loan losses) and (interest expense)	19	—	19	—	—	19
Equity in earnings/(losses)	(29)	(28)	(1)	—	—	(1)

Pre-tax income (loss)	311	(49)	360	—	—	360

Tax (Provision)/Benefit	(115)	13	(128)	—	—	(128)
Tax Credits	64	64	—	—	—	—

Total Tax Benefit/(Provision)	(51)	77	(128)	—	—	(128)

Income before Minority Interest	260	28	232	—	—	232

Minority Interest—Synthetic Fuel	14	14	—	—	—	—

Net Income	$274	$42	$232	$—	$—	$232

Diluted Shares	241.5	241.5	241.5	241.5	241.5	241.5

Earnings per Share—Diluted	$1.14	$0.17	$0.97	$0.00	$0.00	$0.97

Tax Rate	16.4%		35.5%			35.5%

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA

(in millions)

We consider earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of our synthetic fuel segment and other material items (Adjusted EBITDA), to be an indicator of operating performance from on-going operations because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business, and reflects our belief that the synthetic fuel segment will no longer have a material impact on our business after the Section 29 synthetic fuel tax credits expire at the end of 2007. In addition, the $94 million charge associated with the agreements we entered into with CTF Holdings Ltd (“the CTF acquisition”) and the bedding incentive charge of $29 million represented material expenses. Accordingly, management believes such items should be excluded in order to be able to compare the past and current results.

However, EBITDA and Adjusted EBITDA are non-GAAP financial measures, and are not alternatives to net income, financial results, cash flow from operations, or any other operating measure prescribed by United States generally accepted accounting principles. Additionally, our calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and as a result comparability may be limited.

	Fiscal Year 2005
	First Quarter	Second Quarter	Total
Net income	$145	$138	$283
Interest expense	24	21	45
Tax provision/ (benefit)	5	(20)	(15)
Depreciation	30	29	59
Amortization	7	7	14
Interest expense from unconsolidated joint ventures	11	6	17
Depreciation and amortization from unconsolidated joint ventures	12	9	21

EBITDA	$234	$190	$424

Synthetic fuel adjustment	42	21	63
CTF Acquisition charge	—	94	94
Bedding incentive program	—	29	29

Adjusted EBITDA	$276	$334	$610

Increase over 2004 Adjusted EBITDA	14%	20%	17%

The following items make up the synthetic fuel adjustment:

Pre-tax synthetic fuel operating losses	$54	$28	$82
Pre-tax minority interest - synthetic fuel	(10)	(5)	(15)
Synthetic fuel depreciation	(2)	(2)	(4)

EBITDA adjustment for synthetic fuel	$42	$21	$63

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$114	$160	$133	$189	$596
Interest expense	22	24	23	30	99
Tax provision continuing operations	18	33	28	21	100
Tax provision discontinued operations	—	—	1	—	1
Depreciation	32	29	32	40	133
Amortization	7	8	7	11	33
Interest expense from unconsolidated joint ventures	10	11	9	15	45
Depreciation and amortization from unconsolidated joint ventures	13	9	13	17	52

EBITDA	$216	$274	$246	$323	$1,059

Synthetic fuel adjustment	28	5	(6)	21	48
Pre-tax gain discontinued operations	(1)	—	(1)	(1)	(3)

Adjusted EBITDA	$243	$279	$239	$343	$1,104

The following items make up the synthetic fuel adjustment:

Pre-tax synthetic fuel operating losses	$—	$21	$12	$37	$70
Pre-tax synthetic fuel equity losses	28	—	—	—	28
Pre-tax minority interest - synthetic fuel	—	(14)	(15)	(11)	(40)
Synthetic fuel depreciation	—	(2)	(3)	(5)	(10)

EBITDA adjustment for synthetic fuel	$28	$5	$(6)	$21	$48

Exhibit 99